Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
September 12, 2023

GOLD RESOURCE CORPORATION

REPORTS CONTINUED POSITIVE DRILL RESULTS AT DON DAVID GOLD MINE

DENVER – September 12, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company”, “we”, “our” or “GRC”) is pleased to provide an update on its ongoing 5 drill, 2023 expansion and infill diamond drill programs at the Don David Gold Mine (“DDGM”) which continues to return positive results that indicate the potential for easily accessed resources in three different areas of the underground mine: 1) the step-out drilling north-west of the Arista deposit and 2) the infill drilling in the central-north Switchback deposit, and 3) the definition drilling of new resources in the recently discovered Three Sisters and Gloria vein systems that is situated between Arista and Switchback.

“We are more encouraged each quarter, with this year’s drilling campaign at DDGM that continues to yield positive results and supports our long-term exploration investment strategy to increase the mine life by identifying resources that have the potential to be converted into reserves for our near- and mid-term mine plan,” stated Allen Palmiere, President and CEO for the Company.

Following are highlighted year-to-date Q3 2023 drill results, including Net Smelter Return1 (“NSR”) values and down-hole core lengths2.  Additional favorable results are available in the body and tables of this release:

Hole No. 523035: Switchback Vein System

o	8.01 m with NSR value of $223/t

Includes: 1.11 m with NSR value of $662/t

Hole No. 523037: Switchback Vein System

o	7.57 m with NSR value of $153/t

Includes: 1.05 m with NSR value of $570/t

1 Net Smelter Return (“NSR”) is a calculated value of the estimated net revenues per tonne less transportation and refining costs and other miscellaneous payables.  Revenue is calculated utilizing metal price estimates of $1,650/oz gold (“Au”), $20/oz silver (“Ag”), $3.40/pound copper (“Cu”), $0.90/pound lead (“Pb”) and $1.35/pound zinc (“Zn”).  For more details on the approach utilized to calculate NSR and the metal prices utilized, please refer the Exhibit 96.1, Technical Report Summary for Don David Gold Mine dated December 31, 2022) to the Company’s Quarterly Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2023.

2 All listed drill intervals are down-hole core lengths.  Holes are drilled at angles and azimuths to intersect targeted structures as nearly perpendicular as possible.  Some drill holes and intercepts reported here did not cross mineralization perpendicularly and do not represent exact true widths.  The ‘Summary Tables of Select Q3 2023 Drill Results’ presented at the end of this release have listed the Estimated True Widths (“ETW”) of each intercept.  Refer to Footnote 3 for details on the ETW determination process.

o	3.87 m with NSR value of $231/t

Includes: 0.93 m with NSR value of $381/t

Hole No. 523042: Gloria/Three Sisters Vein Systems

o	6.21 m with NSR value of $223/t

Includes: 0.76 m with NSR value of $486/t

Hole No. 523046: Switchback Vein System

o	4.08 m with NSR value of $290/t

Includes: 1.23 m with NSR value of $473/t

View of the Arista, Gloria, Three Sisters and Switchback Vein Systems (looking north-west)

Splay 31
Marena N
Gloria
Three Sisters
L4
L3
Soledad N
Susana N
Salamanca
Marena
Arista System
Switchback System
Soledad S
Plunge +04
Azimuth 321
0
125
250
375
500

Five underground diamond drill rigs are currently operating at DDGM where more than 100 drill holes and 25,000 meters of core has been drilled year-to-date in 2023. The program continues to advance our 2023 exploration objectives of identifying new mineralization and defining and upgrading additional mineral resources that were identified during the previous drilling campaign. These drill results will be incorporated into a 2023 resource estimate update. Preliminary calculations show a positive increase in tonnage with higher grades in both the Arista and Switchback vein deposits along with an increase to the inferred resources of the Gloria and Three Sisters vein systems.

Three Sisters and Gloria Vein Systems

Step-out expansion drilling with two rigs continues to explore and expand recently identified new veins immediately north of the Arista and Switchback deposits.  Current expansion drill targets include the Three Sisters and Gloria vein systems as well as previously unrecognized north-west extensions of veins originating from the Arista vein system (i.e. Splay 31, Santa Cecilia, Marena North).

As a result of the ongoing expansion drilling program, significant mineralized intercepts continue to be drilled at Three Sisters and Gloria (north-west of current resource shells) where recent results and geologic interpretation have defined a robust mineralized horizon between approximately 650 and 750 mASL, where the Three Sisters and Gloria vein structures merge at depth.  The Three Sisters vein system may be interpreted as a north-west trending negative flower structure sharing a basal terminus with the Gloria vein at depth.

Oblique Plan View Highlighting the Arista, Switchback, Gloria/Three Sisters and NW Arista Vein Systems

(red ellipse highlights area of merger between the Three Sisters and Gloria structures at depth)

Three Sisters
(Sandy 1 & 2)
Gloria
Marena North
Splay 31
Santiago
Arista System
Switchback System
Gloria – Three Sisters System
NW Arista System
0
250
500
750
N

Structurally, the Gloria vein is currently interpreted as an en-echelon, generally east-west trending, mineralized structure bridging the north-west trending, sub-parallel Switchback and Arista vein deposits. The Gloria vein may be an example of a mineralized en-echelon structure forming part of a regional relay ramp structural model.

The projected intersection of the western terminus of the Gloria vein with the north-west trending Arista vein system is also turning into an exciting future exploration target at DDGM. Both the Gloria and Three Sisters systems remain open to the north-west, up-dip and at depth and the positive results continue to guide the direction of the ongoing expansion drill program.

As part of the ongoing program, historic drill results continue to be re-evaluated and also leading to the definition of new targets and opportunities not previously recognized.  This interpretive work continues to bear fruit with the recognition of several north-west vein extensions, close to surface (near Level 4; 840 mASL) and over 150 meters north-west along strike from the previous mined limits of the Arista system.  Expansion drilling will continue to focus on this emerging north-west extension of Arista for the remainder of the 2023 program.

Highlights from Q3 2023 drill holes to date in the Three Sisters / Gloria vein systems are as follows:

●Hole No. 523042
o	6.21 m with NSR value of $223/t – Sandy 1 vein
◾	Includes: 0.76 m with NSR value of $486/t
o	2.97 m with NSR value of $115/t – Sandy 2 vein
◾	Includes: 0.69 m with NSR value of $377/t
●Hole No. 523049
o	2.32 m with NSR value of $82/t – Sandy HW vein
◾	Includes: 0.35 m with NSR value of $405/t
●Hole No. 523051:
o	3.12 m with NSR value of $131/t – Sandy 1 vein
◾	Includes: 0.96 m with NSR value of $233/t
●Hole No. 523058:
o	6.59 m with NSR value of $95/t – Gloria vein
◾	Includes: 0.85 m with NSR value of $172/t

Cross Section View of the Three Sisters and Gloria Vein Systems (looking NW) Showing Q3 2023 Drill Traces

(red ellipse highlights area of merger between the Three Sisters and Gloria structures)

Three Sisters &
Gloria Vein Systems
Sandy 2
Gloria
Sandy 1
Level 3
NSR $/t 2023
300
230
175
120
80
65
523051
523042
523058
523049
Plunge +01
Azimuth 323
0
50
100
150
200

Arista Vein System

Infill and step-out drilling from drill stations on Level 21 during Q1 and Q2 2023 in the Arista vein system successfully intercepted a series of closely spaced veins extending down-dip below and along strike to the north-west of the existing Arista mine workings demonstrating the presence of accessible high-grade gold mineralization immediately below and along strike from the lowest current productive level of Arista (Level 21).

Arista expansion drilling is also in progress from a drill station located approximately 150 meters north-west of the current mined limits of the Arista vein system. To date in Q3, four expansion holes (523056, 523065, 523074 and 523080) have been completed with down-hole vein intercepts ranging from 2.81 meters (523056) to 13.61 meters (523080) in length. Intercepts show visual mineralized continuity (along strike and at depth) in the projections of the north-west trending Arista veins (i.e. Splay 31, Santa Cecilia, Marena North) well north of areas previously modelled and outside the current resource shell. Assay results for three of the four holes are pending.

Highlights from Hole No. 523056 are as follows:

●Hole No. 523056:
o	2.81 m with NSR value of $70/t – Marena North vein
◾	Includes: 0.73 m with NSR value of $202/t

Cross Sectional View of the North-West Arista Vein System Including Q3 2023 Drill Hole Traces From Level 4.

Switchback Vein System

Infill and step-out drilling in Q3 2023 on Levels 27 and 28 in the central and north Switchback vein system continues to successfully confirm continuity and economic viability of the Susana North, Soledad North, Salamanca, and Sagrario veins along strike to the north-west and down-dip from the current Switchback deposit resource shell. This continued evidence of vein continuity down dip and along strike will provide for efficient and quick access to near-term mine production opportunities.

Veins drilled during the 2023 exploration program in the central and north Switchback vein system continue to show structural integrity at depth along with the continued presence of high-grade precious metals. Drilling during Q3 has shown the Susana North vein in particular to be strengthening with average true widths greater than 4 meters (up to 6.5 meters) as it begins to rotate, in plan view, from a north-west trend to a more east-west direction. Preliminary interpretations also suggest that the Susana North vein may be acting similarly to and traveling sub-parallel near the footwall of the Gloria vein.

Select highlights from the most recent drilling at the Switchback vein system are as follows:

●Hole No. 523035:
o	8.01 m with NSR value of $223/t – Susana North vein
◾	Includes: 1.11 m with NSR value of $662/t
●Hole No. 523037:
o	7.57 m with NSR value of $153/t – Sagrario vein
◾	Includes: 1.05 m with NSR value of $570/t
o	3.87 m with NSR value of $231/t – Soledad South vein

◾	Includes: 0.93 m with NSR value of $381/t
●Hole No. 523040:
o	4.52 m with NSR value of $199/t – Susana North vein
◾	Includes: 1.34 m with NSR value of $255/t
●Hole No. 523045:
o	5.14 m with NSR value of $141/t – Susana North vein
◾	Includes: 0.68 m with NSR value of $239/t
●Hole No. 523046:
o	6.02 m with NSR value of $84/t – Susana North vein
◾	Includes: 1.06 m with NSR value of $144/t
o	4.08 m with NSR value of $290/t – Soledad North vein
◾	Includes: 1.23 m with NSR value of $473/t
●Hole No. 523052:
o	7.49 m with NSR value of $121/t – Susana North vein
◾	Includes: 2.10 m with NSR value of $228/t
o	6.18 m with NSR value of $162/t – Salamanca vein
◾	Includes: 1.23 m with NSR value of $319/t
●Hole No. 523060:
o	5.70 m with NSR value of $102/t – Susana North vein
◾	Includes: 1.04 m with NSR value of $130/t
●Hole No. 523114:
o	5.22 m with NSR value of $97/t – Susana North HW vein
◾	Includes: 1.19 m with NSR value of $130/t
o	3.39 m with NSR value of $191/t – Susana North vein
◾	Includes: 1.16 m with NSR value of $263/t

Plan View of Central-North Switchback Vein System Including Q3 2023 Holes Referenced Above

Summary Tables of Select Q3 2023 Drill Results3:

Select Expansion Drill Results – Arista, Three Sisters, and Gloria Vein Systems 4, 5

3 Estimated True Width (ETW) for reported vein intercepts are based on 3D models of the individual veins. Estimates are determined in cross-section by measuring the modelled vein thickness perpendicular to the vein margins and through the midpoint of the drill hole intercept. Percentage based differences between individual ETW’s and downhole interval lengths will vary between drill holes depending on drill hole inclination, variations in vein strike and dip, and overall geometries of the different vein systems.

4 Gold equivalent (AuEq) g/t is calculated based on the gold grade plus silver grade converted to gold grade using an 82.5 ratio (determined by $1,650/ounce gold and $20/ounce silver metal prices).

5 Assays by ALS, Vancouver, BC Canada.  The Company conducts a significant QA/QC program which includes the insertion of assay standards, blanks, and duplicates in the sample stream to ensure the assay lab results are within specified performance levels.

Select Infill Drill Results – Switchback Vein System

About GRC:

Gold Resource Corporation is a gold and silver producer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico its Back Forty gold-copper development Project in Michigan, USA. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant exploration upside of its mine and surrounding large land package to the benefit of its existing infrastructure. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for an understanding of the risk factors associated with its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “plan,” “target,” “anticipate,” ”believe,” “estimate,” “intend,” “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the potential for additional mineral resources in future mine plans and plans for further exploration drilling in 2023. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. Also, there can be no assurance that production will continue at any specific rate. Forward-looking statements are subject to risks and uncertainties, including the possibility of lower than anticipated revenue or higher than anticipated costs at the Don David Gold Mine, volatility in commodity prices, and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the SEC by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which are available on the SEC’s website at www.sec.gov.

Contacts:

Allen Palmiere

Chief Executive Officer

Allen.Palmiere@GRC-USA.com

www.goldresourcecorp.com